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                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated August 20, 2003, relating to the statement of assets and liabilities of Franklin Templeton Limited Duration Income Trust as of August 19, 2003. We also consent to the reference to us under the heading "Independent Auditors" in such Registration Statement.


Pricewaterhouse Coopers LLP
New York, New York
August 25, 2003